UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-52496

Date of Report: October 15, 2007

STANDARD COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Delaware

20-8296010

(State of other jurisdiction of

(IRS Employer

incorporation or organization

Identification No.)

c/o American Union Securities, 100 Wall Street, 15th Floor, New York, NY

10005

(Address of principal executive offices)

(Zip Code)

(212) 232-0120

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On October 15, 2007 Yao Mingli resigned from his position as Chief Executive Officer of the Registrant and from his position on its Board of Directors.  On the same date Yao Yuan resigned from her position as Chief Financial Officer of the Registrant and from her position on the Board of Directors.

On October 15, 2007 David H Smith, the remaining member of the Board of Directors, elected Jianyi Wang to serve on the Board of Directors.  The Board also elected Mr. Wang to serve as Chief Executive Officer and Chief Financial Officer of the Registrant.  Information regarding Mr. Wang follows.

Jianyi Wang founded Zhao Dong Jian Ye Fuel Co., Ltd. in the People’s Republic of China in 2004, and has served as its Chairman and majority shareholder since that time.  Zhao Dong Jian Ye Fuel Co., Ltd. is engaged in the manufacture and distribution of alternative fuels for automobile use.  For the twenty years prior to founding Zhao Dong Jian Ye Fuel Co., Ltd., Mr. Wang was engaged in a variety of entrepreneurial activities involving real estate or the civil engineering services industry.  Mr. Wang presently serves on the boards of the China National Methanol/Ethanol Fuel and Clean Fuel Automobile Professional Committee, the Heilongjiang Petroleum Association, and the Petroleum Business Committee of the China Federation of Industry and Commerce.  Mr. Wang was awarded a certificate in civil engineering by the Harbin Architectural and Civil Engineering Institute.  Jianye Wang is 56 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Standard Commerce, Inc.

Dated:  October 19, 2007

By:/s/ _Jianye Wang_____________________

       Jianye Wang, Chief Executive Officer